UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 26, 2020 (March 22, 2020)

SUMMIT WIRELESS TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38608	30-1135279
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6840 Via Del Oro, Ste. 280 San Jose, CA	95119
(Address of registrant’s principal executive office)	(Zip code)

(408) 627-4716

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	WISA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 22, 2020, Summit Wireless Technologies, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”), by and between the Company and an institutional investor (the “Investor”), pursuant to which the Company agreed to issue to the Investor a senior secured convertible instrument in the principal amount of $2,040,000 (the “Convertible Security”) and a warrant (the “Warrant”) to purchase shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”) against the payment of the applicable consideration therefore. Upon the closing of the private placement of such securities (the “Private Placement”), the Company will receive gross proceeds of $1,700,000, before fees and other expenses associated with the transaction, including but not limited to, an $85,000 commitment fee payable to the Investor. The net proceeds received by the Company in connection with the Private Placement will be used primarily for working capital, debt repayment and general corporate purposes.

The Convertible Security does not bear interest and ranks senior to the Company’s existing and future indebtedness and is secured to the extent and as provided in the Security Agreements (as defined below) entered into between the Investor and each of the Company and its wholly-owned subsidiary, WiSA, LLC (“WiSA”), as applicable, in connection with the Private Placement. The Convertible Security is convertible in whole or in part at the option of the Investor into shares of Common Stock (the “Conversion Shares”) at the Conversion Price (as defined below) at any time following the earlier of (i) 60 days from execution of the Purchase Agreement and (ii) the date on which a registration statement covering the shares of Common Stock underlying each of the Convertible Security and the Warrant is declared effective by the U.S. Securities and Exchange Commission (the “SEC”); however, if the Company enters into an underwriting agreement within 45 days of the date on which the Convertible Security was issued in connection with an underwritten offering that closes within 45 days of the execution of the Purchase Agreement, the Investor may not convert the Convertible Security prior to the 61st day after the date on which such underwriting agreement was executed (such date on which the Convertible Security is convertible, the “Conversion Trigger Date”).

The Convertible Security defines “Conversion Price” as equal to the lesser of (a) 90% of the average of the five lowest daily VWAPs (as defined in the Convertible Security) during the previous twenty trading days prior to delivery to the Company of the Investor’s applicable notice of conversion (the “Conversion Notice”) and (b) $0.32 (the “Base Conversion Price”). The Base Conversion Price is subject to full ratchet antidilution protection, subject to certain price limitations required by the rules and regulations of the Nasdaq Stock Market (“Nasdaq”) and certain exceptions, upon any subsequent transaction at a price lower than the Base Conversion Price then in effect and standard adjustments in the event of stock dividends, stock splits, combinations or similar events. Additionally, upon three days’ written notice to the holder after receipt of a Conversion Notice, in lieu of delivering Conversion Shares, the Company has the right to pay the Investor in cash an amount equal to 103% of the portion of the outstanding principal amount stated in such Conversion Notice. Further, at the Investor’s option, the Convertible Security is convertible into shares of Common Stock or redeemable for 103% of the portion of the outstanding principal amount to be converted in the event that any transaction causes the Conversion Price to be lower than as required by Nasdaq rules and regulations. Subject to certain exceptions, commencing on the Conversion Trigger Date and for a nine-month period after such date, the Investor may convert only up to an aggregate of $102,000 in outstanding principal amount during any calendar month.

At any time after issuance of the Convertible Security, the Company may repay all (but not less than all) of the outstanding principal amount of the Convertible Security upon ten days’ written notice to the Investor (the “Prepayment Notice”). If the Company exercises its right to prepay the Convertible Security, the Investor shall have the right, upon five days written notice to the Company after receipt of the Prepayment Notice, to convert up to 33% of the principal amount of the Convertible Security at the Conversion Price. The Investor also has the right to make the Company repay 105% of the outstanding principal amount of the Convertible Security in the event of a Change of Control (as defined in the Purchase Agreement).

At any time after the closing date of the Private Placement, in the event that the Company issues or sells any shares of Common Stock or Common Stock Equivalents (as defined in the Convertible Security), subject to certain exceptions, at an effective price lower than the Base Conversion Price then in effect or without consideration, then the Base Conversion Price shall be reduced to the price per share paid for such shares of Common Stock or Common Stock Equivalents.

The obligations and performance of the Company under the Convertible Security and the Purchase Agreement are secured by: (a) a senior lien granted pursuant to security agreements between the Investor and each of the Company and WiSA, as applicable, on all of the assets of the Company and WiSA, respectively; (b) a senior lien granted pursuant to trademark security agreements between the Investor and each of the Company and WiSA, as applicable, on all of the trademark assets of the Company and WiSA, respectively; (c) a senior lien granted pursuant to a patent security agreement between the Investor and the Company on all of the trademark assets of the Company; and (d) a pledge of certain securities pursuant to a pledge agreement between the Investor, the Company and WiSA (such agreements listed in (a)-(d) above, collectively, the “Security Agreements”). The payment and performance obligations of the Company under the Convertible Security and the Purchase Agreement are guaranteed pursuant to a guaranty by WiSA in favor of the Investor (the “Guaranty”).

The Warrant is exercisable to purchase up to an aggregate of 4,553,571 shares of Common Stock at an exercise price of $0.32 per share (the “Exercise Price”). The Warrant is exercisable immediately and will expire on the fifth (5th) anniversary of its date of issuance and may be exercised on a cashless basis in the event of a fundamental transaction involving the Company or if the resale of the shares of Common Stock underlying the Warrant is not covered by a registration statement. The Exercise Price is subject to full ratchet antidilution protection, subject to certain price limitations required by Nasdaq rules and regulations and certain exceptions, upon any subsequent transaction at a price lower than the Exercise Price then in effect and standard adjustments in the event of certain events, such as stock splits, combinations, dividends, distributions, reclassifications, mergers or other corporate changes.

The conversion of the Convertible Security and the exercise of the Warrant are each subject to beneficial ownership limitations such that the Investor may not convert the Convertible Security or exercise the Warrant to the extent that such conversion or exercise would result in the Investor being the beneficial owner in excess of 4.99% (or, upon election of the Investor, 9.99%) of the Equity Interests (as defined in the Purchase Agreement), which beneficial ownership limitation may be increased or decreased up to 9.99% upon notice to the Company, provided that any increase in such limitation will not be effective until 61 days following notice to the Company. Additionally, the Company may not issue shares of Common Stock underlying the Convertible Security or Warrant equal to more than 19.99% of the issued and outstanding shares of Common Stock as of the closing date of the Private Placement, without approval of the Company’s stockholders.

The Purchase Agreement contains certain representations and warranties, covenants and indemnities customary for similar transactions. In addition, pursuant to the Purchase Agreement, the Company has also agreed to the following covenants: (i) for so long as the earlier of the date on which (x) the Investor ceases to hold shares of Common Stock and (y) 30 days from the date on which the Convertible Security has been fully repaid or converted, the Company shall not, without the Investor’s prior written consent and subject to certain exceptions, enter into any variable rate transaction, at-the-market transaction, or transaction in which a third party is granted the right to receive Company securities based on future transactions of the Company on terms more favorable than those granted to such party pursuant to such initial transaction; (ii) to call a stockholder meeting to effect a reverse stock split of the Common Stock in the event that the closing trade price of such Common Stock is less than $1.00; (iii) to promptly, but no later than April 1, 2020, file with the SEC a registration statement for an underwritten offering in order to address, among other things, the Company’s compliance with Nasdaq Listing Rule 5550(b)(1), and in the event that such offering closes on or prior to 45 days from the date of the Purchase Agreement (a “Qualifying Offering”), the Company is obligated to file a registration statement on Form S-1 or Form S-3 with the SEC covering the resale of all shares of Common Stock issuable pursuant to the Convertible Security and the Warrant (the “Investor Shares”), respectively (the “Resale Registration Statement”), and to ensure such Resale Registration Statement is declared effective no later than 180 days following the closing date of the Private Placement; provided, that if such Qualifying Offering does not close on or prior to 45 days from the date of the Purchase Agreement, the Company shall file the Resale Registration Statement immediately following such 45-day period; (iv) to grant the Investor piggy-back registration rights; (v) to grant the Investor a right of first offer to purchase up to 10% of any of the Company’s subsequent equity issuances for a two year period commencing on the closing of the Private Placement, which right does not apply to certain exempted transactions described in the Purchase Agreement; and (vi) to hold an annual or special meeting of the Company’s stockholders on or before June 30, 2020 for the purpose of obtaining stockholder approval of the Transaction Documents (as defined in the Purchase Agreement), including the issuance of the Investor Shares, as may be required by Nasdaq rules and regulations.

The Convertible Security and the Purchase Agreement also each contain customary events of default, including, without limitation, failure to pay principal when due at maturity or otherwise, failure to satisfy any covenant in the Transaction Documents beyond the applicable grace period, defaults by the Company or its subsidiaries in excess of $250,000, the Company’s Market Capitalization (as defined in the Convertible Security) is below $2,500,000 for ten consecutive days, the occurrence of a Material Adverse Effect (as defined in the Purchase Agreement) with respect to the Company and its subsidiaries taken as a whole, the occurrence of a Change of Control (as defined in the Purchase Agreement) to the Company, failure to deliver the Conversion Shares within the periods specified in the Convertible Security, and certain judgment defaults, events of bankruptcy or insolvency of the Company and its subsidiaries. Upon the occurrence of such an event of default under the Convertible Security, the Investor has the right to demand repayment of the Convertible Security at the default rate of 120% of the outstanding principal amount or to convert the Convertible Security at the lower of (i) the then-current Conversion Price and (ii) 80% of the average of the three lowest daily VWAPs during the twenty trading days prior to delivery to the Company of the applicable notice of conversion by the Investor, subject to certain price limitations required by Nasdaq rules and regulations.

Maxim Group LLC served as the sole placement agent (the “Placement Agent”) for the Company in connection with the Private Placement. In connection with the foregoing, the Company entered into a placement agency agreement with the Placement Agent (the “Placement Agency Agreement”), and agreed to issue the Placement Agent a warrant to purchase up to an aggregate of 408,000 shares of Common Stock (the “Placement Agent Warrant”) at an exercise price of $0.32 per share, which Placement Agent Warrant is exercisable at any time on or after September 19, 2020 and will expire on the fifth (5th) anniversary of its date of issuance, is subject to 4.99%/9.99% beneficial ownership limitations, and may be exercised on a cashless basis in the event that the shares of Common Stock underlying the Placement Agent Warrant are not covered by a registration statement. In addition, the Placement Agent Warrant includes a registration rights provision granting the Placement Agent the same registration rights granted to the Investor pursuant to the Purchase Agreement. The Exercise Price is subject to adjustment upon certain events, such as stock splits, combinations, dividends, distributions, reclassifications, mergers or other corporate changes. Pursuant to the Placement Agency Agreement, in consideration for acting as the Placement Agent for the Private Placement, in addition to the Placement Agent Warrant, the Company has agreed to pay the Placement Agent a cash fee of $136,000 and grant the Placement Agent a nine-month right of first refusal following the consummation of the Private Placement to act as sole book-running manager, underwriter or placement agent in connection with a subsequent public offering by the Company. The Placement Agency Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, other obligations of the parties thereto, and termination provisions.

The offer and sale of the securities in the Private Placement will be made pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act, as amended (the “Securities Act”). Such offer and sale will be made only to “accredited investors” under Rule 501 of Regulation D promulgated under the Securities Act, and without any form of general solicitation and with full access to any information requested by such investor regarding the Company or the securities offered and to be issued in the Private Placement.

The foregoing does not purport to be a complete description of the Placement Agency Agreement, the Convertible Security, the Warrant, the Placement Agent Warrant, the Purchase Agreement, the Security Agreements and the Guaranty, and is qualified in its entirety by reference to the full text of such documents, forms of which are attached as Exhibits 1.1, 4.1, 4.2, 4.3, 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7 and 10.8 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 2.02	Results of Operations and Financial Condition.

On March 25, 2020, the Company issued a press release providing an update for the Company’s fourth quarter 2019 and recent highlights. Such press release is attached hereto as Exhibit 99.2.

The information contained in this Item 2.02 of this Current Report on Form 8-K (including Exhibits 99.1 and 99.2 attached hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 hereof with respect to the Purchase Agreement, the Convertible Security, the Security Agreements and the Guaranty is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As disclosed in the Company’s Current Report on Form 8-K filed with the SEC on November 21, 2019, on November 18, 2019, the Company was officially notified by The Nasdaq Stock Market LLC (“Nasdaq”) that it did not comply with Nasdaq Listing Rule 5550(b) (“Rule 5550(b)”), which requires a minimum of $2,500,000 in stockholders’ equity (the “Stockholders’ Equity Requirement”), among other listing criteria. The Company was required to submit to Nasdaq a plan to regain compliance with the Stockholders’ Equity Requirement for consideration by the Nasdaq Listing Qualifications staff (the “Nasdaq Staff”) by no later than January 2, 2020. On January 2, 2020, the Company submitted a plan to regain compliance (the “Compliance Plan”) to the Nasdaq Staff. On March 23, 2020, the Nasdaq Staff accepted the Compliance Plan and granted the Company an extension to regain compliance with Rule 5550(b). Among other things, the terms of the extension include that the Company must complete an additional equity raise on or before May 18, 2020 in order to evidence compliance with Rule 5550(b). If the Company fails to evidence compliance with Rule 5550(b) upon the filing of its periodic report for the period ending June 30, 2020, the Nasdaq Staff will provide written notification that the Company will be delisted, however, the Company may appeal the Nasdaq Staff’s determination to Nasdaq’s hearings panel.

Additionally, as disclosed in the Company’s Current Report on Form 8-K filed with the SEC on February 12, 2020, Brian Herr resigned from the Company’s board of directors (the “Board”) and the Board’s audit committee (the “Audit Committee”) effective as of February 10, 2020. Subsequently, on March 24, 2020, the Company received notice from the Nasdaq Staff stating that, as a result of Mr. Herr’s resignation, the Company was no longer in compliance with Nasdaq Listing Rule 5605 (“Rule 5605”), which requires that the audit committee be composed of at least three independent directors (the “Audit Committee Requirement”). Nasdaq has provided the Company with a cure period during which it may regain compliance with Rule 5605, which period ends as follows:

•	until the earlier of the Company’s next annual stockholders’ meeting, or February 10, 2021; or
•	if the next annual stockholders’ meeting is held before August 10, 2020, then the Company must evidence compliance with such rule no later than August 10, 2020.

The Company is actively searching for a qualified individual to replace Mr. Herr as a member of the Audit Committee and intends to comply with Nasdaq’s audit committee composition requirement. If the Company fails to evidence compliance with Rule 5605 by the end of the cure period, the Nasdaq Staff will provide written notification that the Common Stock will be delisted from Nasdaq, however the Company may appeal such delisting determination to Nasdaq’s hearing panel.

The Company anticipates regaining compliance with the Stockholders’ Equity Requirement during the extension period as well as with the Audit Committee Requirement. However, there can be no assurance that the Company will be able to satisfy the Stockholders’ Equity Requirement or the Audit Committee Requirement, or will otherwise be in compliance with other Nasdaq listing criteria. The Company will consider available options to resolve the Company’s non-compliance with the Stockholders’ Equity Requirement and the Audit Committee Requirement, as may be necessary.

Except for the factual statements made herein, information contained in this report consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and assumptions that are difficult to predict. Words such as “will,” “would,” “may,” “intends,” “potential,” and similar expressions, or the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Such forward-looking statements are not guarantees of performance and actual actions or events could differ materially from those contained in such statements. For example, there can be no assurance that the Company will regain compliance with the Rule 5550(b) or Rule 5605 during any compliance period or in the future, or otherwise meet Nasdaq compliance standards, that the Company will be granted any hearing by Nasdaq, that following any such hearing, that Nasdaq will determine to continue to allow the listing of the Common Stock on Nasdaq, or that Nasdaq will grant the Company any relief from delisting as necessary or that the Company can ultimately meet applicable Nasdaq requirements for any such relief. The forward-looking statements contained in this report speak only as of the date of this report and the Company undertakes no obligation to publicly update any forward-looking statements to reflect changes in information, events or circumstances after the date of this report, unless required by law.

Item 3.02	Unregistered Sale of Equity Securities.

The information set forth in Item 1.01 hereof is incorporated herein by reference.

Item 8.01	Other Events.

Reference is made to the disclosure set forth in Item 2.02 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

In addition, the Company released updated presentation materials that incorporate the Company’s fourth quarter 2019 update and expected customer product rollout. Such updated presentation materials are attached hereto as Exhibit 99.1.

Forward-Looking Statements

Exhibits 99.1 and 99.2 contain, and may implicate, forward-looking statements regarding the Company, and include cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
1.1	Form of Placement Agency Agreement by and between the Company and the Placement Agent.
4.1	Form of Senior Secured Convertible Instrument.
4.2	Form of Warrant.
4.3	Form of Placement Agent Warrant.
10.1	Form of Securities Purchase Agreement by and between the Company and the Investor.
10.2	Form of Security Agreement by and between the Company and the Investor.
10.3	Form of Security Agreement by and between WiSA and the Investor.
10.4	Form of Trademark Security Agreement by and between the Company and the Investor.
10.5	Form of Trademark Security Agreement by and between WiSA and the Investor.
10.6	Form of Patent Security Agreement between the Company and the Investor.
10.7	Form of Pledge Agreement between the Company, WiSA and the Investor.
10.8	Form of Guaranty.
99.1	March 25, 2020 Presentation Materials of the Company.
99.2	Press Release of the Company, dated March 25, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 26, 2020	SUMMIT WIRELESS TECHNOLOGIES, INC.

	By:	/s/ Brett Moyer
Name: Brett Moyer
Title: Chief Executive Officer